Exhibit 99.1

PDS Biotech Announces Additional Details on Two Preclinical Universal Influenza Presentations at IMMUNOLOGY2025™ Annual Meeting

Infectimune® studies funded by and performed by investigators at the National Institute of Allergy and Infectious Diseases (NIAID)’s Center for Influenza Vaccine Research for High-Risk Populations (CIVR-HRP)

PRINCETON, N.J., May 8, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers and infectious diseases, today provided updates on preclinical immune response data with a novel, investigational Infectimune® based flu vaccine that were featured at the American Association of Immunologists’ IMMUNOLOGY2025™ Annual Meeting, which took place May 3-7, 2025, in Honolulu, Hawaii.

As previously announced, on Sunday, May 4, 2025, Andrea Sant, Ph.D., Professor of Microbiology and Immunology at the University of Rochester Medical Center, presented “How immune memory from influenza infection shapes protective immune responses to vaccination,”  during the International Society of Influenza and Other Respiratory Viruses (ISIRIV) sponsored symposium. The discussion described how, in preclinical influenza studies, the use of Infectimune® resulted in the elicitation of a significantly greater frequency of highly multifunctional, influenza-specific CD4 T cells that produced multiple cytokines compared to current vaccine approaches and also exhibited cytotoxic (cell killing) characteristics. Infectimune® was uniquely able to promote CD4 T cells that targeted lung tissue in those with a history of influenza infection.

Separately, on Tuesday May 6, 2025, James D. Allen, Ph.D., Program Director/Research Associate, Florida Research and Innovation Center, Cleveland Clinic, presented preclinical data in a poster (#2219) titled, “H3 Hemagglutinin proteins optimized for 2018-2022 elicit protective antibodies across panels of modern influenza A (H3N2) viruses.” In preclinical ferret studies, Infectimune® based universal flu vaccines, comprised of PDS Biotech-licensed computationally optimized broadly reactive antigens (COBRAs), neutralized and protected against historical H3N2 influenza strains that occurred between 2014 and 2021, demonstrating excellent breadth of protective immune response against multiple strains of influenza.

“With increasing recent interest in universal vaccines as the next frontier in influenza vaccine development, we are pleased to see continued interest from leading experts in the potential of Infectimune® as a promising option,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “This collaborative approach allows PDS Biotech to focus our resources on our immuno-oncology programs, particularly our VERSATILE-003 Phase 3 clinical trial evaluating Versamune® HPV in recurrent/metastatic HPV16-positive head and neck squamous carcinoma (“HNSCC”).”

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for Versamune® HPV, Infectimune®, PDS01ADC and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, Infectimune®, PDS01ADC and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Infectimune® and Versamune® are registered trademarks of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
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Email: mmoyer@lifesciadvisors.com

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